Exhibit (21)* to Report
on Form 10-K for Fiscal
Year Ended June 30, 2001
by Parker-Hannifin Corporation

        Listed below, are the subsidiaries of the Company and their jurisdictions of organization. Except where otherwise noted, all of such subsidiaries are either directly or indirectly wholly-owned by the Company. Ownership of subsidiaries indirectly owned by the Company is indicated by indentations.

Name	Incorporated	Percentage Owned(1)
Acadia International Insurance Limited	Ireland	100
Alkid Corporation	California	100
Astron Buildings S.A.	Luxembourg	100
Astron Buildings S.r.o.	Czech Republic	100
Astron SARL	France	100
Bond-Flex Rubber Co., Inc.	Indiana	100
Dynamic Seals, Inc.	Delaware	100
Miller Potencia Fluida, S.A. de C.V.	Mexico	100
Parker de Puerto Rico, Inc. Parker Finance Corp.	Delaware Delaware	100 100
Parker-Hannifin (Africa) Proprietary Limited	South Africa	100
Parker Hannifin Argentina SAIC	Argentina	100
Parker Hannifin Climate & Industrial Controls, Ltd.	Korea	100
Parker Hannifin Connectors Ltd.	Korea	100
Parker Hannifin Corp. Chile Limitada	Chile	100
Parker Hannifin Customer Support Inc.	California	100
Parker Hannifin Denmark A/S	Denmark	100
Parker Hannifin Fluid Power Systems & Components	China	100
(Shanghai) Co., Ltd.
Parker Hannifin Hong Kong Limited	Hong Kong	100
Parker-Hannifin India Private Ltd.	India	100
Parker-Hannifin International Corp.	Delaware	100
Parker AIP Corp.	Delaware	100
Parker Enzed (N.Z.) Limited	New Zealand	100
Parker Hannifin (Australia) Pty. Ltd.	Australia	100
Commercial Hydraulics Pty.	Australia	100
Parker Enzed (Australia) Pty. Ltd.	Australia	100
Parker Enzed Equipment (Australia) Pty. Ltd.	Australia	100
Parker Enzed Technologies Pty. Ltd.	Australia	100
UCC Australia Pty. Ltd.	Australia	100
Parker Hannifin B.V.	Netherlands	100	(2)
Parker Filtration B.V.	Netherlands	100
Parker-Hannifin N.V. S.A.	Belgium	100
Parker Hannifin Finance B.V.	Netherlands	100

Name	Incorporated	Percentage Owned(1)
Parker-Hannifin International Corp. (Continued)
Parker Hannifin (Espana) SA	Spain	100
Parker Hannifin Portugal, Lda.	Portugal	100
Parker Hannifin Foreign Sales Corp.	Guam	100
Parker Hannifin Holding GmbH	Germany	100
Parker Hannifin GesmbH	Austria	100
Parker Hannifin GmbH	Germany	100
Wilkerson GmbH	Germany	100
Parker Hannifin Industrial s.r.o.	Czech Republic	100
Parker Hannifin Sp. z.o.o.	Poland	100
Parker-Hannifin s.r.o.	Czech Republic	100
Sachsenhydraulik GmbH	Germany	100
Commercial Intertech GmbH	Germany	100
Parker Hannifin (Holdings) Ltd.	United Kingdom	100
Alenco (Holdings) Ltd.	United Kingdom	100
Parker Hannifin A/S	Norway	100
Parker Hannifin plc	United Kingdom	100
Commercial Intertech Limited	United Kingdom	100
Parker Hannifin Pension Trustees Ltd.	United Kingdom	100
Parker Sales (Ireland) Limited	Ireland	100
Commercial Intertech Holdings Limited	United Kingdom	100
Commercial Hydraulics Pensions Limited	United Kingdom	100
Parker Hannifin (UK) Ltd.	United Kingdom	100
PH Trading Ltd.	United Kingdom	100
Parker Hannifin de Venezuela, S.A.	Venezuela	100
Parker Hidráulica Ltda.	Brazil	100
Parker Hannifin Industria e Comercio Ltda.	Brazil	100
Parker Italy Holding Co.	Delaware	100
Parker Korea Ltd.	Korea	100
PH Canada Holding Co.	Delaware	100	(3)
Parker Canada Holding Co.	Canada	100
Parker Canada Investment Co.	Canada	100
Parker Hannifin AB	Sweden	100
Parker Hannifin Canada	Canada	100	(4)
Parker Hannifin Japan Ltd.	Japan	100
Parker Hannifin (Malaysia) Sdn Bhd	Malaysia	100
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.	China	100
Parker Hannifin (N.Z.) Limited	New Zealand	100
Parker Hannifin Oy	Finland	100
Parker Hannifin SA	France	100
Parker-Hannifin Singapore Pte. Ltd.	Singapore	100
Parker Hannifin S.p.A.	Italy	100
Parker Seals S.p.A.	Italy	100

Name	Incorporated	Percentage Owned(1)
Parker Hannifin S.p.A. (Continued)
SBC Elettronica S.p.A.	Italy	100
Parker Hannifin Taiwan Ltd.	Taiwan	100
Parker Hannifin (Thailand) Co., Ltd.	Thailand	100
Parker Hannifin (1997) Co., Ltd.	Thailand	100	(5)
Parker Keeper, Inc.	Delaware	80
Parker Lucifer S.A.	Switzerland	100
Parker Sistemas de Automatizacion S.A. de C.V.	Mexico	100
Parker Automation Servicios S.A. de C.V.	Mexico	100
Parker Baja Servicios S.A. de C.V.	Mexico	100
Parker Brownsville Servicios S.A. de C.V.	Mexico	100
Parker Fluid Connectors S.A. de C.V.	Mexico	100
Parker Hannifin de Mexico S.A. de C.V.	Mexico	100
Parker Servicios de Mexico S.A. de C.V.	Mexico	100
Travel 17325 Inc.	Delaware	100
WEC 99J-9 LLC	Delaware	100
WEC 99J-12 LLC	Delaware	100
WEC 99J-59 LLC	Delaware	100
Wilkerson International, Inc.	U.S. Virgin Islands	100
Wynn Oil Company	California	100
Medallion Warranty Services, Inc.	California	100
Wynn Oil (N.Z.) Limited	New Zealand	100
Wynn Oil Venezuela, S.A.	Venezuela	51
Wynn's Canada, Ltd.	Canada	100
Wynn's Deutschland GmbH	Germany	100
Wynn's Espana, S.A.	Spain	100
Wynn's Extended Care, Inc.	California	100
Wynn Oil Holdings B.V.	Netherlands	100
Wynn Oil (South Africa) (Pty.) Limited	South Africa	100
Wynn's Australia Pty. Limited	Australia	100
Wynn's Belgium N.V.	Belgium	100
Wynn's Italia SpA	Italy	100
Wynn's Mekuba India Private Limited	India	51
Wynn's Nederland B.V.	Netherlands	100
Wynn's France, S.A.	France	100
Wynn's Automotive France (Professional)	France	100
Wynn's Reseau S.A.	France	100
Wynn's Automotive France S.A.	France	100
Wynn's Industrie S.N.C.	France	100
Wynn's Friction Proofing de Mexico S. A. de C.V.	Mexico	100

(1)         Excludes directors' qualifying shares

(2)         Owned 77.5% by Parker-Hannifin International Corp. and 22.5% by Parker AIP Corp.

(3)         Owned 91.2% by Parker-Hannifin International Corp. and 8.8% by Parker-Hannifin Corporation

(4)         Ontario general partnership

(5)         Owned 51% by Parker Hannifin (Thailand) Co., Ltd. and 49% by Parker-Hannifin Corporation

All of the foregoing subsidiaries are included in the Company's consolidated financial statements. In addition to the foregoing, the Company owns sixteen inactive or name holding companies.

*Numbered in accordance with Item 601 of Regulation S-K.